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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                    FORM 8-K
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934
                                 August 6, 1997
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                Date of Report (date of earliest event reported)

                                  CYMER, INC.
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             (Exact name of Registrant as specified in its charter)

       Nevada                          0-21321                 33-0175463
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(State or other jurisdiction of (Commission File Number)    (I.R.S. Employer
incorporation or organization)                              Identification No.)

                            16750 VIA DEL CAMPO COURT
                           SAN DIEGO, CALIFORNIA 92127
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                    (Address of principal executive offices)
       Registrant's telephone number, including area code: (619) 487-2442

                                 NOT APPLICABLE
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          (Former name or former address, if changed since last report)


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ITEM 7.  Financial Statements and Exhibits.



Exhibit No.                                Description
  -------   --------------------------------------------------------------------
     4.1    Indenture, dated as of August 6, 1997, by and among Cymer, Inc. and
            State Street Bank and Trust Company of California, N.A., as trustee thereunder.
     4.2    Registration Rights Agreement, dated as of August 6, 1997, by and among Cymer, Inc. and Morgan Stanley & Co. Incorporated and
            Montgomery Securities.
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ITEM 9.        Sale of Equity Securities Pursuant to the Regulation S.

          On August 6, 1997, Cymer, Inc., a Nevada corporation (the
"Company"), completed the sale of $172,500,000 aggregate principal amount of its 3 1/2%/7 1/4% Step-up Convertible Subordinated Notes due 2004 (the "Notes").
Interest on the Notes will accrue at the rate per annum of 3 1/2% for August 6, 1997 through August 5, 2000 and at the rate per annum of 7 1/4% from August 6, 2000 to maturity and is payable semi-annually on February 6 and August 6 of each year, commencing on February 6, 1998. The Notes are convertible, in whole or in part, at the option of the holder at any time from and after November 4, 1997 through maturity, unless previously redeemed, into shares of the Company's
Common Stock, at a conversion price of $94.00 per share, subject to adjustment in certain circumstances. The Notes are redeemable at the Company's option at any time from and after August 9, 2000 at the redemption prices specified therein, together with accrued interest. Moreover, if a "Fundamental Change"
(as defined in the Indenture for the Notes) of the Company were to occur prior to maturity, each holder of Notes would be entitled to require the Company to purchase its Notes, in whole or in part, at a purchase price specified therein, together with accrued interest. No sinking fund is provided for the Notes, which are general unsecured obligations of the Company, subordinated in right of payment to all "Senior Indebtedness" (as defined in the Indenture for the Notes) of the Company and effectively subordinated in right of payment to the prior payment in full of all indebtedness and other liabilities of the Company's subsidiaries.

          The Notes were sold by the Company to Morgan Stanley & Co.
Incorporated and Montgomery Securities, as initial purchasers (collectively, the "Initial Purchasers"), in an unregistered private placement conducted pursuant to Section 4(2) of the Securities Act of 1933, as amended (the "Securities
Act"). The discount to the Initial Purchasers was 3% of the principal amount of the Notes purchased (or an aggregate of $5,175,000).


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          The Company has been advised that the Initial Purchasers subsequently resold the Notes in the United States to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and outside of the United States in offshore transactions to investors in reliance on Regulation S under the
Securities Act. In addition, the Company has been advised that the Initial
Purchasers have resold a portion of the Notes in the United States to a limited number of institutions that are "accredited investors" within the meaning of
Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          The Company has agreed to file, within 90 days following the last original issue date of the Notes, a shelf registration statement in respect of Common Stock issuable upon conversion of the Notes, pursuant to a Registration
Rights Agreement dated as of August 6, 1997, by and among the Company and the Initial Purchasers.

          The foregoing summary of the Notes, the Indenture and the Registration
Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Notes, the Indenture and Registration Rights Agreement, forms of which are filed as Exhibits to this Current Report on Form 8-K (included in the Indenture in the case of the form of Note).


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:   August 19, 1997             CYMER, INC.



                           /s/ WILLIAM A. ANGUS
                           ----------------------------------------------
                           William A. Angus,
                           Senior Vice President, Chief Financial Officer and
                           Secretary


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                                EXHIBIT INDEX
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
Exhibit No.                                Description
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
     4.1    Indenture, dated as of August 6, 1997, by and among Cymer, Inc. and
            State Street Bank and Trust Company of California, N.A., as trustee thereunder.
     4.2    Registration Rights Agreement, dated as of August 6, 1997, by and among Cymer, Inc. and Morgan Stanley & Co. Incorporated and
            Montgomery Securities.




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